Exhibit 99.2

FibroBiologics Announces Closing of up to $9.0 Million Private Placement Priced At-the-Market Under Nasdaq Rules

$3.0 million upfront with up to approximately $6.0 million of potential additional gross proceeds upon the exercise in full of warrants

HOUSTON, TX, June 29, 2026 -- FibroBiologics, Inc. (NASDAQ: FBLG) (“FibroBiologics” or the “Company”), a clinical-stage biotechnology company with 270+ patents issued and pending with a focus on the development of therapeutics and potential cures for chronic diseases using fibroblasts and fibroblast-derived materials, today announced the closing of its previously announced private placement for the purchase and sale of an aggregate of 4,081,633 shares of common stock (or pre-funded warrants in lieu thereof), series A warrants to purchase up to 4,081,633 shares of common stock and short-term series B warrants to purchase up to 4,081,633 shares of common stock at a purchase price of $0.735 per share of common stock (or $0.73499 per pre-funded warrant in lieu thereof) and accompanying warrants priced at-the-market under Nasdaq rules. The series A warrants and the short-term series B warrants have an exercise price of $0.735 per share and are exercisable on or after the effective date of stockholder approval (the “Stockholder Approval Date”) of the issuance of the shares of common stock upon exercise of the warrants (the “Stockholder Approval”). The series A warrants expire five years from the later of the Stockholder Approval Date and the effective date (the “Effective Date”) of the resale registration statement registering the shares of common stock issuable upon exercise of the series warrants, and the short-term series B warrants expire eighteen months from the later of the Stockholder Approval Date and the Effective Date.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the offering were approximately $3.0 million, before deducting placement agent's fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the series A and series B warrants, if fully exercised on a cash basis, will be approximately $6.0 million. No assurance can be given that any of the series warrants will be exercised, or that the Company will receive cash proceeds from the exercise of the series warrants. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities issued in the private placement and shares of common stock underlying the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with investors, the Company has agreed to file a resale registration statement covering the securities described above.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About FibroBiologics, Inc.

Based in Houston, FibroBiologics is a clinical-stage biotechnology company developing a pipeline of treatments and seeking potential cures for chronic diseases using fibroblast cells and fibroblast-derived materials. FibroBiologics holds 270+ US and internationally issued patents/patents pending across various clinical pathways, including wound healing, multiple sclerosis, disc degeneration, psoriasis, orthopedics, human longevity, and cancer. FibroBiologics represents the next generation of medical advancement in cell therapy and tissue regeneration. For more information, visit www.FibroBiologics.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the anticipated use of proceeds from the offering; the potential exercise of the series warrants prior to their expiration and potential proceeds therefrom, and the receipt of Stockholder Approval. These forward-looking statements are based on FibroBiologics' management's current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FibroBiologics' management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those set forth under the caption "Risk Factors" and elsewhere in FibroBiologics' annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC and any subsequent public filings. Copies are available on the SEC's website, www.sec.gov. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) risks related to FibroBiologics' liquidity and its ability to maintain capital resources sufficient to conduct its business; (b) the unpredictable relationship between R&D and preclinical results and clinical study results; (c) the ability of FibroBiologics to successfully prosecute its patent applications, (d) FibroBiologics’ ability to manufacture its product candidates; (e) FibroBiologics’ ability to conduct clinical trials; and (f) market and other conditions. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FibroBiologics assumes no obligation and, except as required by law, does not intend to update, or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. FibroBiologics gives no assurance that it will achieve its expectations.

General Inquiries:

info@fibrobiologics.com

Investor Contact:

Nic Johnson

Russo Partners

(212) 845-4242

fibrobiologicsIR@russopr.com

Media Contact:
Liz Phillips
Russo Partners
(347) 956-7697
Elizabeth.phillips@russopartnersllc.com